AMENDMENT TO

STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of March 12, 2018 by and among CynergisTek, Inc., a Delaware corporation (formerly Auxilio, Inc., a Nevada corporation) (the “Purchaser”), CTEK Security, Inc., a Texas corporation (formerly known as CynergisTek, Inc.) (the “Company”), and Michael H. McMillan (“McMillan”) (the Purchaser, the Company and McMillan are sometimes collectively referred to herein as the “Parties”).

RECITALS

A. The Parties and Dr. Michael Hernandez (formerly Michael Mathews) (“Hernandez”; together with McMillan, the “Stockholders”) entered into that certain Stock Purchase Agreement dated as of January 13, 2017 (the “Stock Purchase Agreement”), pursuant to which the Purchaser acquired all of the shares of common stock of the Company from the Stockholders. All capitalized but undefined terms herein shall have the meanings given them in the Stock Purchase Agreement.

B.Pursuant to Section 9.07 of the Stock Purchase Agreement, the Parties desire to enter into this Amendment in order to amend certain of the provisions related to the Earn-Out.

C.Pursuant to that certain Separation Agreement and Mutual Release among the Purchaser, the Company and Hernandez dated as of the date hereof (the “Release”), the consent of Hernandez is not required in order to amend certain sections of the Stock Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.Section 1.06 of the Stock Purchase Agreement is hereby amended, as follows:

a.As to Hernandez, no Earn-out Payment shall be due to Hernandez under the Stock Purchase Agreement and all obligations of the Company and/or Purchaser to pay the Earn-out Amount shall be extinguished, it being understood that Hernandez has waived and disclaimed rights to any Earn-out Payments under the Stock Purchase Agreement, except as set forth in the Release.

b.Section 1.06 (f) is hereby deleted in its entirety.  Further, there shall be no requirement to produce an Earn-out Statement as required by Section 1.06(c).

c.As to McMillan, the maximum Earn-out Amount that may be earned by McMillan shall be $1,200,000, with a maximum of $400,000 per year (each an “Earn-out Payment”) based on revised performance metrics of the Purchaser (rather than the Benchmarks described in the Stock Purchase Agreement) during the 2018 Calculation Period, the 2019 Calculation Period and the 2020 Calculation Period, as determined by the Purchaser’s board of directors and/or a

4816-8921-9924

committee thereof.  The definitions of Earn-out Payment and Earn-out Amount as set forth in the Stock Purchase Agreement are hereby amended and replaced by the revised definitions set forth in this Amendment.

2.All other provisions of the Stock Purchase Agreement shall remain in full force and effect.

3.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Any facsimile or copies of original signatures (including electronic medium, such as .pdf, .tif or other files) shall be considered and treated as if they were original signatures.

[signature page follows]

4816-8921-9924

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date set forth above.

CTEK SECURITY, INC. By: /s/ Paul Anthony Name: Paul Anthony Title: CFO CYNERGISTEK, INC. By: /s/ Paul Anthony Name: Paul Anthony Title: CFO /s/ Michael H. McMillan Michael H. McMillan

4816-8921-9924